EXHIBIT 10.9

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of April 14, 2016 by and between Propanc Health Group Corporation, a Delaware corporation (the “Company”) and James Nathanielsz (the “Executive”).

W I T N E S S E T H.

WHEREAS, the parties hereto entered into that certain Employment Agreement, dated as of February 25, 2015 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   A new Section 3.12 of the Employment Agreement shall be added to read as follows:

3.12      Company Vehicle. The Executive shall be paid an amount, to be determined by the Board, on a monthly basis for the purpose of acquiring and maintaining an automobile for the Executive’s use. Such monthly amount may be adjusted as necessary to cover certain costs relating to the vehicle, including but not limited to, insurance, gas, repairs and parking.

2.   Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Employment Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

3.   This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

4.   This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

5.   This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

Propanc Health Group Corporation

By:	/s/
Name: James Nathanielsz
Title: President and Chief Executive Officer

EXECUTIVE:

/s/
James Nathanielsz